NUMBER

SC

SHARES

FOR POSITION ONLY

Shopping.com

SHOPPING.COM LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

CUSIP M8405Q 10 2

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE NIS 0.01 PER SHARE, OF

SHOPPING.COM LTD.

CERTIFICATE OF STOCK

transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Articles of Association and amendments thereto of the Company, to all of which the holder by acceptance hereof assents.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized Chief Executive Officer and Chief Financial Officer.

Dated:

CHIEF EXECUTIVE OFFICER

SHOPPING.COM LTD. CORPORATE SEAL 1997 ISRAEL

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: J. NAPOLITANO 212-269-0339X14

/ ETHER 13 / LIVE JOBS / S / SHOPPING 15925 FC

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
PROOF OF MAY 17, 2004
SHOPPING.COM LTD.
TSB 15925 FC

Operator: Ron

Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is scanned For Position Only. Logo was created in a "newer version" of Illustrator; Unable to open file. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.